SECOND AMENDMENT TO
 FORUM FUNDS II DISTRIBUTION AGREEMENT

This Second Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of May 31, 2017, by and between Forum Funds II (the “Trust”) and Foreside Fund Services, LLC (“Distributor”), is entered into as of November 2, 2017 (the “Effective Date”).

WHEREAS, the Trust and Distributor (the “Parties”) desire to amend Appendix A of the Agreement to reflect the addition of the Caravan Frontier Markets Opportunities Fund; and

WHEREAS, Section 16 of the Agreement requires that all amendments to the Agreement be made in writing and executed by all parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Appendix A to the Agreement is hereby deleted in its entirety and replaced by Appendix A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FORUM FUNDS II		FORESIDE FUND SERVICES, LLC

By:	/s/ Jessica Chase	By:	/s/ Mark Fairbanks
	Jessica Chase, President		Mark Fairbanks, Vice President

AMENDED APPENDIX A TO THE
DISTRIBUTION AGREEMENT BETWEEN
 FORUM FUNDS II AND FORESIDE FUND SERVICES, LLC

APPENDIX A
 As of November 2, 2017

ABR Dynamic Blend Equity & Volatility Fund
ABR Enhanced Short Volatility Fund
Acuitas International Small Cap Fund
Acuitas US Microcap Fund
Baywood ValuePlus Fund
Baywood SociallyResponsible Fund
Caravan Frontier Markets Opportunities Fund
CVR Dynamic Allocation Fund
Dundas International Equity Growth Fund
Gurtin California Municipal Intermediate Value Fund
Gurtin California Municipal Opportunistic Value Fund
Gurtin National Municipal Intermediate Value Fund
Gurtin National Municipal Opportunistic Value Fund
NWS Global Property Fund
NWS International Property Fund
Phocas Real Estate Fund